Exhibit 99.1

China Biologic Waived Application of Preferred Shares Rights Agreement

BEIJING, June 10, 2013 / PRNewswire - FirstCall / – China Biologic Products, Inc. (Nasdaq: CBPO, “China Biologic” or the “Company”), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that the Company has waived the application of its Preferred Shares Rights Agreement dated as of November 20, 2012 (the “Rights Agreement”) to the RAAS SPA (as defined below).

On May 21, 2013, Shanghai RAAS Blood Products Co., Ltd. (“RAAS”), a public company listed on the Shenzhen Stock Exchange and a direct competitor of the Company in China, entered into a stock purchase agreement with Ms. Siu Ling Chan (“Ms. Chan”), one of the stockholders of the Company, and her spouse, Mr. Tung Lam (the “RAAS SPA”, and the share acquisition transaction contemplated thereby, the “Proposed RAAS Transaction”). Based on the terms of the RAAS SPA, the board of directors of the Company previously determined on May 29, 2013 that RAAS had become an Acquiring Person as defined under the Rights Agreement.

On June 7, 2013, RAAS issued a public announcement in Chinese, stating that the shareholders of RAAS who attended its special shareholders meeting held on the same day have unanimously voted against the Proposed RAAS Transaction and RAAS has determined to terminate the Proposed RAAS Transaction. Later on the same day, Ms. Chan filed a Schedule 13D/A (the “Chan 13D/A”) and RAAS filed a Schedule 13G (the “RAAS 13/G”) with the U.S. Securities Exchange Commission. Both the Chan 13D/A and the RAAS 13/G state that the RAAS SPA was mutually terminated by the parties thereto on June 7, 2013, effective retroactively as of May 21, 2013, the date on which the RAAS SPA was executed (the “RAAS SPA Termination”). In light of the RAAS SPA Termination, the board of directors of the Company made a determination today to waive the application of the Rights Agreement to the RAAS SPA.

Mr. David (Xiaoying) Gao, Chairman and Chief Executive Officer of China Biologic, commented, “We are pleased to learn the termination of the RAAS SPA. Thanks to our board of directors with the majority members being independent directors, prompt and decisive actions were taken in the best interest of our company and shareholders as a whole to prevent a direct competitor from disrupting our strategic development through an unfriendly acquisition of a significant minority stake in our company. We are highly confident in our business strategies as well as the growth opportunities ahead and will continue to focus on solidifying our market position and executing our business plan, while also ensuring corporate governance transparency and increasing shareholder value along the way.”

About China Biologic Products, Inc.

China Biologic Products, Inc. (Nasdaq: CBPO), is a leading fully integrated plasma-based biopharmaceutical company in China. The Company’s products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals and other healthcare facilities in China. For additional information, please see the Company's website www.chinabiologic.com.

Safe Harbor Statement

This news release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including its potential inability to achieve the expected operating and financial performance in 2012, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: bill.zima@icrinc.com